                                                                   Exhibit 10.18


                                 ELCOTEL, INC.

                            Employment Agreement of
                               C. Shelton James

Agreement (this "Agreement") dated as of this 1/st/ day of October, 1997 by and between Elcotel, Inc. (the "Company") and C. Shelton James ("Mr. James") upon the following terms and conditions:

   Term:
   ----

        Commencement Date: Closing of merger between Elcotel Hospitality Service, Inc. and Technology Service Group, Inc.

        Termination Date: December 31, 1998 unless sooner terminated as provided herein.

        Renewal: Except as hereinafter provided, on the Termination Date and on each anniversary of the Termination Date, this Agreement shall automatically continue for an additional year unless the Company shall have given Mr. James written notice of non-renewal at least one hundred eighty
     (180) days in advance of the Termination Date or an anniversary thereof.

        Non-Renewal: If such notice of non-renewal is given, Mr. James shall continue as Chairman of the Board of the Company for all or any part of such 180-day period as the Company may request, but he shall nevertheless be entitled to take reasonable time during such period to look for other employment. At the end of such period, Mr. James's employment shall terminate, and the Company shall provide to Mr. James the Severance Benefits (as hereinafter defined).

   Title & Responsibilities:  Mr. James shall be elected Chairman of the Board
   ------------------------
   of Directors and an employee of the Company, and he shall devote such time as he deems necessary to carry out the responsibilities of this position.

   Salary:  During the term of this Agreement, the salary paid to Mr. James
   ------
   shall not be less than ninety-four thousand ($94,000) per year, and shall be subject to annual review for merit or other increases at the sole discretion of the board of directors of the Company.


--------------------------------------------------------------------------------
EXECUTIVE CONFIDENTIAL                                                         1

   Benefits:  Mr. James shall be entitled to the same benefits as are made
   --------
   available to the Company's other senior executives and on the same terms and conditions as such executives (the "Benefits").



--------------------------------------------------------------------------------
EXECUTIVE CONFIDENTIAL                                                         2

   Bonuses:  Mr. James shall be paid an annual incentive bonus (the "Incentive
   -------
   Bonus") as provided in Exhibit A.

   Stock Option:  Mr. James shall be granted a stock option to purchase shares
   ------------
   of the Company's common stock pursuant to a Company stock option plan as provided in Exhibit A. Mr. James shall retain all options previously granted and unexercised which will vest in accordance with their terms.

   Business Expenses:  Mr. James shall be reimbursed (in accordance with
   -----------------
   Company policy from time to time in effect) for all reasonable business expenses incurred by him in the performance of his duties.

   Indemnification:  Mr. James shall be indemnified by the Company with respect
   ---------------
   to claims made against him as a director, officer and/or employee of the Company and as a director, officer an/or employee of any subsidiary of the Company to the fullest extent permitted by the Company's certificate of incorporation, by-laws and the General Corporation Law of the State of Delaware.

   Termination By the Company:  Mr. James' employment may be terminated by the
   --------------------------
   Company only as provided below:

             For Cause: For Cause by written notice to Mr. James and payment to him of salary accrued, but not paid through the date of termination; provided however -

                If the nature of such Cause involves dishonesty, fraud or serious moral turpitude, such termination shall be effective upon the giving of such notice.

                If the nature of such Cause does not involve dishonesty, fraud or serious moral turpitude, such termination shall be effective upon the expiration of thirty (30) days after the giving of such notice unless within such thirty-day period, Mr. James has cured the basis of such Cause, or it a cure is not possible within a thirty-day period, if he has diligently and in good faith commenced to effect such cure.

             Without Cause: Without Cause by prior written notice of termination given to Mr. James and by compliance with the following:

                In the event that at the date the notice of a termination Without Cause is given there is at least twelve (12) months remaining in the term, such notice of termination shall be sent to

--------------------------------------------------------------------------------
EXECUTIVE CONFIDENTIAL                                                         3

          Mr. James no more than seven (7) days prior to the effective date of termination, and the Company (I) on the effective date shall pay to Mr. James his salary in a lump sum for the balance of the term of this Agreement; (ii) shall continue at its expense to provide the Benefits for the balance of the term of this Agreement; and (iii) shall pay to Mr. James the Incentive Bonus and shall satisfy its obligations regarding his stock option when, as, and to the extent provided for in Exhibit A.

                In the event that at the date the notice of a termination Without Cause is given there is less than twelve (12) months remaining in the term, such notice of termination shall be sent to Mr. James six
          (6) months prior to the effective date of termination, and during such 6-month period, Mr. James shall continue as Chairman of the Board of the Company for all or any part of such period as the Company may request, but he shall nevertheless be entitled to take reasonable time during such period to look for other employment. At the end of such 6-month period, Mr. James employment shall terminate, and the company shall provide to Mr. James the Severance Benefits.

                A reduction in Mr. James title, responsibilities or salary may, at Mr. James option, be treated by him as a notice of termination of his employment by the Company without Cause given as of the date of such reduction.

        Death or Permanent Disability: Upon the death or permanent disability of Mr. James, but only after providing him with the Severance Benefits.

        Definition of "Cause": "Cause" for purposes of termination by the Company shall be defined as (I) any act or acts by Mr. James of dishonesty or fraud or that constitute serious moral turpitude; or (ii) misconduct of a material nature or a material breach in connection with the performance by him of his responsibilities hereunder that Mr. James knew or should have known would be materially detrimental to the Company or its business.

        Definition of "Severance Benefits": The "Severance Benefits" shall mean the following: (I) the continuation by the Company for a period of six (6) months of the payment of Mr. James' salary in effect at the date of the termination of his employment; (ii) the continuation by the Company at its expense for a period of six (6) months of the Benefits; and (iii) the payment by the Company of the Incentive Bonus and the satisfaction by


--------------------------------------------------------------------------------
EXECUTIVE CONFIDENTIAL                                                         4
     the Company of its obligations regarding Mr. James' stock option when, as and to the extent provided for in Exhibit A.



--------------------------------------------------------------------------------
EXECUTIVE CONFIDENTIAL                                                         5

   Termination By Mr. James:
   ------------------------

        Mr. James may terminate his employment under this Agreement by reason of a breach hereof by the Company on twenty (20) days prior written notice to the Company.

        Mr. James may also terminate his employment under this Agreement by giving the Company one hundred twenty (120) days notice of termination effective on December 31, 1998 or on any date thereafter.

   Notices:  Notices that are required or permitted hereunder shall be given by
   -------
   hand delivery to a courier service providing next day delivery and proof of receipt, or by facsimile transmission (except to Mr. James), as follows:

        If to the Company at:           Elcotel, Inc.
                                        6428 Parkland Drive
                                        Sarasota, FL  34243
                                        Attn:  President
                                        Facsimile:  941-751-4716

        If to Mr. James, to his most recent residence address on the books of the Company:

   or to such other address of a party as to which that party shall notify the other parties in the manner provided herein.

   Proration:  To the extent that proration is not otherwise provided for in
   ---------
   this Agreement, all amounts payable to Mr. James under this Agreement shall be deemed earned on a daily basis and shall be prorated based on a 365-day year.

   Entire Agreement, etc.:  This Agreement together with Exhibit A contains the
   ---------------------
   entire understanding of the parties except as otherwise expressly contemplated herein; shall not be amended except by written agreement of the parties signed by each of them; shall be binding upon and inure to the benefit of the parties and their successors, personal representatives and assigns; and shall supersede all prior employment agreements between the parties.

   No representation, affirmation of fact, course of prior dealings, promise or condition in connection herewith not incorporated herein shall be binding on the parties.


--------------------------------------------------------------------------------
EXECUTIVE CONFIDENTIAL                                                         6

   No waiver of any term or condition contained herein shall be binding upon the parties unless made in writing and signed by the party to be bound thereby.


In Witness Whereof, the parties have executed and delivered this Agreement as of the date first set forth above.



EMPLOYEE:                                ELCOTEL, INC.


By:  /s/ C. Shelton James                By:  /s/ Tracey L. Gray,
     ---------------------

--------------------------
     C. Shelton James                    Tracey L. Gray, President and
                                         Chief Operating Officer



SJAGR.


--------------------------------------------------------------------------------
EXECUTIVE CONFIDENTIAL                                                         7

                                   EXHIBIT A

                             INCENTIVE BONUS PLAN
                     C. Shelton James Employment Agreement



An annual incentive bonus will be paid equal to 50% of base salary if the Company achieves its after tax profit plan for the year. If the Company is profitable and earns less than its plan, then a bonus will be equal to the percentage achievement of the annual plan times 50% of base salary. If the Company achieves profits in excess of its annual plan then, at the discretion of the Board, an additional bonus in excess of 50% of base salary may be paid.



SJAGR.


--------------------------------------------------------------------------------
EXECUTIVE CONFIDENTIAL                                                         8